UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4162 Meyerwood Drive, Houston, TX 77025

(Address of principal executive offices) (Zip Code)

600 17th Street, 2800 South, Denver, CO	80202
(Former Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-231-4235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On March 8, 2018, Mr. John M. Devlin, Jr. a director of the corporation passed away.

Lacie Kellogg has been appointed by the Board of Directors to serve until the next regularly scheduled election of events.

Ms. Kellogg has 28 years of Accounting experience 23 of which are in the Oil and Gas industry. Her experience is in the areas of Financial Reporting both public and private, domestic and international, Operations Accounting and Software Implementation. Lacie earned her BBA from the University of Houston and has worked with Carrizo Oil and Gas, Aurora Oil & Gas, an Australian based company, and as a private consultant in the energy field. She is a member of COPAS and is active in the local chapter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2018

ALPHA ENERGY, INC.

/s/ John Lepin

John Lepin,

Director